SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): October 22, 2003

ZIMMER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street, Warsaw, Indiana 46580
(Address of principal executive offices)

Registrant’s telephone number, including area code: (574) 267-6131

Former name or former address, if changed since last report: N/A

CURRENT REPORT
ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
SIGNATURE
EX-99.(a) Press Release

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On October 22, 2003, Zimmer Holdings, Inc. reported its results of operations for the quarter ended September 30, 2003. Zimmer’s earnings release for the quarter is attached as Exhibit 99(a) and the information set forth therein is incorporated herein by reference and constitutes a part of this report. The attached Exhibit is furnished pursuant to Item 9 and Item 12 of Form 8-K.

     The earnings release attached as Exhibit 99(a) discloses the non-GAAP financial measures of Free Cash Flow, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) Margin, Adjusted Operating Profit Margin and Adjusted Net Earnings Margin, which have been reconciled to the most directly comparable GAAP financial measures of Cash Flows Provided by Operating Activities, Net Earnings, Operating Profit Margin and Net Earnings Margin, respectively. Management considers Free Cash Flow an important measure of cash flow available for debt repayment, acquisition funding and other investing and financing activities. Management considers EBITDA Margin, Adjusted Operating Profit Margin and Adjusted Net Earnings Margin important measures of profitability used by its investors, debt holders, debt rating agencies and stock analysts when analyzing Zimmer’s financial performance and comparing it to those of Zimmer’s competitors. However, these measures should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZIMMER HOLDINGS, INC.

Dated: October 22, 2003	By:	/s/ Sam R. Leno

Sam R. Leno Executive Vice President, Corporate Finance and Operations and Chief Financial Officer (Principal Financial Officer)

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